CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in these Post-Effective Amendment Nos. 22, 12, and 14 to the registration statements of Putnam New York Tax Exempt Income Fund, Putnam New York Tax Exempt Opportunities Fund, and Putnam New York Tax Exempt Money Market Fund, respectively, on Form N-1A (File Nos. 2-83909, 33-37001 and 33-17344, respectively)("Registration Statements") of our reports dated January 7, 2000, January 6, 2000 and January 7, 2000, respectively, relating to the financial statements and financial highlights appearing in the November 30, 1999 Annual Reports of Putnam New York Tax Exempt Income Fund, Putnam New York Tax Exempt Opportunities Fund, and Putnam New York Tax Exempt Money Market Fund, which are also incorporated by reference into the Registration Statements. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statements.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
March 26, 2001